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                                                                    EXHIBIT 4.19

[Front]

                           [Genzyme logo appears here]


NUMBER                                                                   SHARES
  SP


                               GENZYME CORPORATION

                         INCORPORATED UNDER THE LAWS OF
                        THE COMMONWEALTH OF MASSACHUSETTS


SURGICAL PRODUCTS DIVISION
      COMMON STOCK


THIS CERTIFIES THAT                                          CUSIP  372917 60 9



is the owner of

         fully-paid and non-assessable shares of the SURGICAL PRODUCTS DIVISION COMMON STOCK, $0.01 par value, of

                               GENZYME CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

         This certificate and the shares of Surgical Products Division Common Stock represented hereby are received and held subject to the laws of The Commonwealth of Massachusetts and to the Articles of Organization and the Bylaws of the Corporation, all as from time to time amended, and the owner of this certificate by accepting the same expressly assents thereto. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.


Dated                                            GENZYME CORPORATION

/s/ Evan M. Lebson                               /s/ Henri A. Termeer
--------------------------                       -----------------------------
Treasurer                                        President


                                [Corporate Seal]

COUNTERSIGNED AND REGISTERED:
     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                                 TRANSFER AGENT
                                                    AND REGISTRAR

BY

                                                    AUTHORIZED SIGNATURE



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[Reverse Side]

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN  - as joint tenants with
                   right of survivorship and
                   not as tenants in common

UNIF GIFT MIN ACT -  _____________________ Custodian _________________________
                            (Cust)                           (Minor)

                          under Uniform Gifts to Minors

                     Act _______________________________________________
                                     (State)

         Additional abbreviations may also be used though not in the above list.

For value received _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

______________________________________


________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________ Shares

of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated __________________


      ____________________________________________________________
      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



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Signature(s) Guaranteed:


         -------------------------------------------------------------------
         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Renewed Rights Agreement between Genzyme Corporation and American Stock Transfer & Trust Company dated as of June 10, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Genzyme Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Genzyme Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         Genzyme Corporation is authorized to issue more than one class or series of stock. Genzyme Corporation will furnish to the holder of this certificate, upon written request and without charge, a statement of the preferences, voting powers, qualifications and special and relative Rights of the shares of each class or series of the Corporation's stock.